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                                  EXHIBIT 99.1

                    PRESS RELEASE ISSUED ON OCTOBER 11, 1999
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FOR IMMEDIATE RELEASE
PSFT-78


                          PEOPLESOFT TO ACQUIRE VANTIVE

             INTEGRATED EBUSINESS SOLUTION CREATES 360 DEGREE VIEW
                          OF THE CUSTOMER RELATIONSHIP

PLEASANTON, Calif. -- Oct. 11, 1999 -- PeopleSoft Inc. today announced a definitive agreement to acquire The Vantive Corporation in a stock for stock transaction. The merger will enable the combined company to offer a comprehensive eBusiness solution providing robust applications to attract, service, retain, and analyze customers. Building upon several product integrations completed during the course of a long-term partnership, PeopleSoft will now fully integrate Vantive's customer-focused solutions into PeopleSoft's broad offering of eBusiness applications, enabling the combination of customer information, transactional data and business intelligence for a 360-degree view of the customer lifecycle.

The merger will be structured as a tax-free exchange of stock at a fixed ratio of .825 shares of PeopleSoft common stock for each outstanding share, warrant, and option of Vantive, and is anticipated to be accounted for as a pooling of interests. Based upon PeopleSoft's closing stock price of $17.25 on October 8, 1999, the aggregate value of the transaction is approximately $433 million. The transaction, which has been approved by the boards of each company, is subject to the approval of Vantive's stockholders and customary closing conditions including compliance with applicable regulatory requirements. The merger is expected to close in the first quarter of 2000.

Today's announcement will position PeopleSoft as a major player in the customer relationship management market, offering more than 3,000 PeopleSoft customers worldwide a broad array of customer applications that are functionally rich, highly scalable, and Internet-enabled. Likewise, more than 850 Vantive customers will gain a single source for integrated eBusiness applications.

"Vantive provides a truly compelling customer solution to complement PeopleSoft's Applications for eBusiness," said Craig Conway, president and chief executive officer at

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PeopleSoft. "PeopleSoft needed a partner that has embraced the Internet as the next forum for global business, cares deeply about its customers' successes, and has a world-class customer relationship management product line. We got all of that and more with Vantive, and we look forward to their becoming part of the PeopleSoft family."

With the addition of Vantive's broad suite of customer-centric solutions, PeopleSoft's solutions can help companies generate more sales and offer higher levels of customer service. For example, by integrating Vantive Sales with PeopleSoft's Remote Order Entry and Order Management applications, sales representatives can convert leads, present quotes, generate orders, confirm inventory and fulfill orders in real-time. Business intelligence solutions from PeopleSoft's Enterprise Performance Management suite provide customer profitability, customer retention, and other customer analytics enabling strategic decision-making.

"Vantive is joining forces with a winner today," said Tom Thomas, Vantive chairman and chief executive officer. "PeopleSoft and Vantive have reputations for quality technology and products and unparalleled focus on customer satisfaction, and we're pleased to announce this union to our customers and stockholders. Vantive has enormous strengths in customer relationship management products and intellectual capital. We needed a partner with back-office leadership, financial strength, and market reach. That partner -- hands down -- is PeopleSoft. We are very excited about our future together."

AVAILABILITY

Organizations in need of an integrated eBusiness solution can benefit from today's merger immediately. Vantive and PeopleSoft products can be integrated today via Vantive QuickConnect for PeopleSoft, a packaged integration solution announced in August 1999. In addition, PeopleSoft certified enterprise integration with Vantive under PeopleSoft's Open Integration Framework program earlier this year, allowing real-time transaction of customer information between Vantive and PeopleSoft enterprise applications. PeopleSoft will unveil a combined product strategy for customer relationship management in early 2000.


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CHANGING CUSTOMER SERVICE MODELS WITH THE INTERNET

One of the many synergies between PeopleSoft and Vantive is a focus on advanced Internet architectures. Vantive Web Self Service enables organizations to extend Web-based support functionality to customers, decreasing support and service costs while increasing customer satisfaction. Companies can significantly reduce support costs by providing on-line access to problem resolutions, product documentation, FAQs, and problem report status. Vantive Web Self Service also provides a customizable personal home page and proactive email notification for support customers via the Web.

PEOPLESOFT THIRD QUARTER 1999 RESULTS

PeopleSoft's fiscal third quarter result will be released on Tuesday, October
19. For the quarter, the company expects to report total revenue in the range of approximately $290 million to $310 million. The resulting third quarter earnings are expected to be approximately break-even to earnings of $0.02 per share.

PEOPLESOFT/VANTIVE ACQUISITION CONFERENCE CALL

A web simulcast of the conference call will take place at 7:00 am PST. A link to the call is available at URL: http://www.psftir.com

ABOUT PEOPLESOFT

PeopleSoft (NASDAQ: PSFT) is a world leader in enterprise application software. PeopleSoft provides eBusiness and analytic applications for human resource management, financials, distribution, manufacturing and supply chain, along with a range of industry-specific solutions. For more than 3,000 customers, PeopleSoft applications offer greater flexibility, rapid implementation, scalability across multiple databases and operating systems, and lower cost of ownership. Customers include some of the largest multi-national organizations in the world, as well as small- and medium-size businesses. All PeopleSoft software products are backed by PeopleSoft Advantage Customer Service, a comprehensive consulting, education and technical support program. Headquartered in Pleasanton, California, PeopleSoft (www.peoplesoft.com) employs more than 6,000 people and had 1998 revenues of $1.3 billion.


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ABOUT VANTIVE

Vantive (NASDAQ: VNTV) is a worldwide leader in customer relationship management solutions with more than 850 customers and $163M in revenue in 1998. Vantive empowers companies to sell, support and service customers through any channel of interaction -- the Web, call center, e-mail, or direct through sales and service representatives. The Vantive Enterprise is an integrated software suite that leverages the Internet to increase sales, marketing, call center, field service, help desk and Web service effectiveness. Vantive Enterprise is differentiated by its rich functionality; proven mobile and Web-based solutions; component-based, high-performance architecture; and time- and cost-effective implementations. Founded in 1990, Vantive (www.vantive.com) is headquartered in Santa Clara, Calif. and distributes its products in more than two dozen countries.

                                      # # #

PeopleSoft, the PeopleSoft logo, PeopleTools, PS/nVision, PeopleCode, PeopleBooks and Red Pepper are registered trademarks. All other company and product names may be trademarks of their respective owners. Copyright (C) 1999 PeopleSoft, Inc. All rights reserved.

This release contains projections and other forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. The forward-looking statements in this release address a variety of subjects including, for example, the expected closing date and the potential benefits of the merger, as well as PeopleSoft's estimates for its third quarter results. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the inability of PeopleSoft and Vantive to integrate their businesses successfully; the failure to realize the synergies and other perceived advantages resulting from the merger; costs and potential litigation associated with the merger; the failure to obtain the approval of Vantive's stockholders; the inability to obtain, or meet conditions imposed for, applicable regulatory and tax requirements relating to the merger; the ability to retain key personnel both before and after the merger; and increased competition and technological changes in the industries in which PeopleSoft and Vantive compete. For a detailed discussion of these and other cautionary statements, please refer to PeopleSoft's and Vantive's filings with the Securities and Exchange Commission, including their respective Annual Reports on Form 10-K for the year ended December 31, 1998 and their respective Quarterly Reports on Form l0-Q for the quarter ended June 30, 1999.

CONTACTS:

MEDIA AND INDUSTRY ANALYST RELATIONS:               INVESTOR RELATIONS:
Bill Cox                                            Michael Haase
PeopleSoft, Inc.                                    PeopleSoft, Inc.
925-694-7055                                        925-694-5862
bill_cox@peoplesoft.com                             michael_haase@peoplesoft.com

Marcel Goldstein                                    Kip Meintzer
Edelman Public Relations                            PeopleSoft, Inc.
650-429-2765                                        925-694-7151
marcel_goldstein@edelman.com                        kip@peoplesoft.com